Exhibit 99.1
Hercules Capital Enters Next Phase of Growth with Expanded Leadership Team
Seth Meyer Elevated to President
Andrew Olson Appointed Chief Financial Officer and Head of Corporate Development

SAN MATEO, Calif., May 4, 2026 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules,” “Hercules Capital,” or the “Company”), the largest and leading specialty financing provider to innovative venture, growth and established stage companies backed by some of the leading and top-tier venture capital and select private equity firms, today announced a strategic evolution of its executive leadership team to accelerate its next phase of growth and operational scaling. Effective May 18, 2026, Seth Meyer, who has served as Chief Financial Officer since 2019, will be promoted to President. Succeeding him as Chief Financial Officer effective May 18, 2026, is Andrew Olson, a seasoned finance executive returning to Hercules with extensive experience across alternative asset management, banking, private credit and private equity markets.

As President, Mr. Meyer will continue to report to the Company’s Chief Executive Officer and will help oversee the scaling, growth, diversification and further expansion of the Hercules platform. This transition allows Hercules to leverage Mr. Meyer’s deep institutional knowledge and proven financial stewardship to drive broader platform growth and organizational efficiency.

“Over the past seven years, Seth has been instrumental in helping to build upon our financial strength,” said Scott Bluestein, CEO and Chief Investment Officer of Hercules Capital. “Elevating Seth to President is a natural step as we sharpen our focus on growing and expanding our industry-leading platform. Simultaneously, I am thrilled to welcome back Andrew Olson, whose track record in alternative assets and private credit is world-class and ensures that we continue to have the specialized financial leadership required to navigate the complexities of our future growth. Andrew will be a key member of our executive leadership team, and I look forward to working with him once again as we continue to build on our success and take Hercules to the next level.”

"I am grateful to the Board and Scott for their continued confidence as I step into the role of President”, said Seth Meyer. “I look forward to working closely with Scott, Andrew, and our talented team to build on our position as the leading specialty financing partner to the innovation economy. As we enter this next phase of growth, my focus will be on scaling our platform and enhancing our operational capabilities to ensure we continue to deliver long-term value for our stockholders and partners alike.”

Mr. Olson brings over 19 years of experience in leadership roles within both private and public investment companies and has a deep background in venture capital and fund management. Most recently, Mr. Olson served as Partner, Chief Financial Officer, and Chief Operating Officer at

Exhibit 99.1
Revelation Partners, a healthcare-focused secondary investment firm where he oversaw financial operations and business leadership. Prior to Revelation Partners, Mr. Olson served as CFO at SVB Capital, where he managed finance and operations for the firm’s direct investment, private credit, and fund of funds strategies. Mr. Olson has also held roles as CFO at TriplePoint Capital and TriplePoint Venture Growth, a NYSE-listed company, and served as Vice President of Finance and Senior Controller, as well as Interim Chief Financial Officer, at Hercules Capital from 2014 to 2017. Mr. Olson began his career at PricewaterhouseCoopers (PWC) working as a Senior Manager in both San Francisco and Hong Kong. Mr. Olson earned a Bachelor of Arts degree in Business Economics from the University of California, Santa Barbara. He is also a Certified Public Accountant in the state of California.

"I am thrilled to rejoin Hercules Capital at such a pivotal moment in its trajectory,” stated Andrew Olson. “Having seen the Company's early foundations firsthand, I am incredibly impressed by how the platform has scaled and strengthened its market-leading position during my time away. I look forward to partnering with Scott, Seth and the rest of the executive leadership team to leverage my experience in private credit and venture markets to further enhance our financial and operational excellence and support the Company’s next chapter of disciplined growth."

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology and life sciences industries. Since inception (December 2003), Hercules has committed more than $27 billion to over 700 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules, through its wholly owned subsidiary business, Adviser Subsidiary, also maintains an asset management business through which it manages investments for external parties (“Adviser Funds”). The Adviser Subsidiary is registered as an investment adviser under the Investment Advisers Act of 1940.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has one retail bond issuance of 6.25% Notes due 2033 (NYSE: HCXY).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and should not be relied upon in making any investment decision. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. While we cannot identify all such risks and uncertainties, we urge you to read the risks discussed in our Annual Report on Form 10-K and other materials that we publicly file with the Securities and Exchange Commission. Any forward-looking statements

Exhibit 99.1
made in this press release are made only as of the date hereof. Hercules assumes no obligation to update any such statements in the future.

Contact:

Michael Hara
Investor Relations and Corporate Communications
Hercules Capital, Inc.
650-433-5578
mhara@htgc.com

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